Exhibit 10.4

INDEMNIFICATION AGREEMENT

AGREEMENT, dated as of September 7, 2011, by and between GreenBank, a Tennessee state-chartered banking corporation and a banking subsidiary of Green Bankshares, Inc. (the “Bank”), and [   ] (the “Indemnitee”).

WHEREAS, it is essential to the Bank to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director and/or officer of the Bank;

WHEREAS, the Bank and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

WHEREAS, Section 45-2-211 of the Tennessee Code authorizes the Bank to indemnify and advance expenses to its directors and officers to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Bank, in part, in reliance on such provisions;

WHEREAS, the Bank has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Bank, and that Bank therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Bank in an effective manner, the Bank wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors’ and officers’ liability insurance policy of the Bank.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee’s service to the Bank, the mutual agreements herein set forth below, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)                Agreement:  means this Indemnification Agreement, as amended from time to time hereafter.

(b)               Board of Directors:  means the Board of Directors of the Bank.

(c)                Claim:  means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by or in the right of the Bank, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(d)               Indemnifiable Expenses:  means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Bank (which approval shall not be unreasonably withheld, conditioned or delayed), counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges), and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including any taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal, and including therewith any principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event by reason of the fact that Indemnitee is, was or has agreed to serve as a director, officer, employee or agent of the Bank, or while serving as a director or officer of the Bank, is or was serving or has agreed to serve on behalf of or at the request of the Bank as a director, officer, manager, member, partner, fiduciary, agent, trustee or in a similar capacity of another Person, or by reason of any action alleged to have been taken or omitted in any such capacity, whether occurring before, on or after the date of this Agreement (any such event, an “Indemnifiable Event”), (ii) any liability pursuant to a loan guaranty (other than a loan guaranty given in a personal capacity) or otherwise, for any indebtedness of the Bank or any subsidiary of the Bank, including, without limitation, any indebtedness which the Bank or any subsidiary of the Bank has assumed or taken subject to, and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Bank (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(e)                Indemnitee-Related Entities:  means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Bank or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Bank or at the Bank’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Bank may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(f)                “Independent Counsel” means a law firm, or a member of a law firm, with significant experience in matters of corporation law as applicable to Tennessee and neither presently is, nor in the past five years has been, retained to represent: (i) the Bank or Indemnitee in any matter material to either such party, or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Bank or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)               Jointly Indemnifiable Claim:  means any Claim for which the Indemnitee shall be entitled to indemnification from both an Indemnitee-Related Entity and the Bank pursuant to applicable law, any indemnification agreement or the charter, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Bank and an Indemnitee-Related Entity.

(h)               Loss:  means all losses, Claims, damages, fines, or penalties, including, without limitation, any legal or other expenses (including, without limitation, any legal fees, judgments, fines, appeal bonds or related expenses) incurred in connection with defending, investigating or settling of any Claim, fine, penalty or similar action.

(i)                 Person:  means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

2.                  Basic Indemnification Arrangement; Advancement of Indemnifiable Expenses.

(a)                In the event that the Indemnitee was, is or becomes a party to, or witness or other participant in, or is threatened to be made, or otherwise might be involved as, a party to, or witness or other participant in, a Claim (including one pending on or before the date of this Agreement) by reason of (or arising in part out of) an Indemnifiable Event, the Bank shall indemnify the Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by the laws of the State of Tennessee in effect on the date hereof and as amended from time to time, and shall hold the Indemnitee harmless from and against all Losses that arise by reason of (or arising in part out of) an Indemnifiable Event; provided, however, that no change in the laws of the State of Tennessee shall have the effect of reducing the benefits available to the Indemnitee hereunder based on the laws of the State of Tennessee as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof.  The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement.  Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than twenty (20) calendar days after written demand is presented to the Bank, against any and all Indemnifiable Expenses.

(b)               Upon request by the Indemnitee, the Bank shall advance, or cause to be advanced, any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”) on the terms and subject to the conditions of this Agreement, as soon as practicable but in any event no later than twenty (20) calendar days after written demand, together with supporting documentation, is presented to the Bank.  The Bank shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses.  The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law.  However, the obligation of the Bank to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law or this Agreement, the Bank shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Bank) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Bank with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law).  Any undertaking delivered by the Indemnitee hereunder, if any, to repay any Expense Advance shall be unsecured and interest-free.

(c)                Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Bank has joined in or the Board of Directors of the Bank has authorized or consented to the initiation of any part of such Claim; or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d)               The indemnification obligations of the Bank under Section 2(a) shall be subject to the condition that Independent Counsel shall not have determined that the indemnification of the Indemnitee is not proper in the circumstances because the Indemnitee is not entitled to be indemnified under applicable law.  If Independent Counsel determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of Tennessee having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by Independent Counsel or any aspect thereof, including the legal or factual bases therefor, and the Bank hereby consents to service of process and to appear in any such proceeding.  If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by Independent Counsel that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Bank for any Expense Advance, until a final judicial determination is made in the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law.  Any determination by Independent Counsel otherwise shall be conclusive and binding on the Bank and the Indemnitee.

(e)                The Independent Counsel making any determination under this Agreement shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors), and Indemnitee shall give written notice to the Bank advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1(d) of this Agreement.  The Bank may, within ten (10) days after such written notice of selection shall have been received, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  The Bank shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 2(d) hereof, and the Bank shall pay all reasonable fees and expenses incident to the procedures of this Section 2(e).

(f)                To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by Independent Counsel that the Indemnitee is not entitled to indemnification under applicable law.  For purposes of this Agreement, and without limitation, the termination of any Claim other than by adverse judgment against Indemnitee (including, without limitation, by settlement or dismissal, with or without prejudice), shall be deemed to be a successful result as to such Claim.

(g)               Notwithstanding anything to the contrary herein, the Bank shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for any acts or omissions or transactions from which a director, officer, employee or agent may not be relieved of liability under applicable law.

(h)               Notwithstanding any other provisions contained herein, this Agreement and the rights and obligations of the parties hereto are subject to the requirements, limitations and prohibitions set forth in state and federal laws, rules, regulations, and orders regarding indemnification and prepayment of expenses, legal or otherwise, and liabilities, including, without limitation Section 45-2-211 of the Tennessee Code, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.

3.                  Indemnification for Additional Expenses.  The Bank shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee, the Bank or any other Person with respect to the Indemnitee’s right to: (i) indemnification, contribution or an Expense Advance by the Bank under this Agreement or any provision of the Bank’s Charter, as amended (the “Charter”) and/or the Bank’s bylaws, as amended (the “Bylaws”) and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Bank, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Indemnifiable Expenses in the event that a final judicial determination is made in the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Bank or any other Person, as applicable,  was frivolous or in bad faith.

4.                  Partial Indemnity, Etc.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Bank shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

5.                  Burden of Proof.  In connection with any determination by Independent Counsel, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, Independent Counsel or the court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Bank or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

6.                  Reliance as Safe Harbor.  The Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Bank, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Bank or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (b) on behalf of the Bank in furtherance of the interests of the Bank in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Bank.  In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Bank shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

7.                  No Other Presumptions.  For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo  contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of Independent Counsel to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by Independent Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.                  Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter and Bylaws, the laws of the State of Tennessee, or otherwise.  To the extent that a change in the laws of the State of Tennessee or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would then otherwise be afforded under the Charter and Bylaws, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Charter or Bylaws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Charter or Bylaws.  No amendment or alteration of the Charter or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

9.                  Liability Insurance.  The Bank shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, or incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Bank, or while serving as a director or officer of the Bank, is or was serving or has agreed to serve on behalf of or at the request of the Bank as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Bank would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.  Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Bank.  If the Bank has such insurance in effect at the time the Bank receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Bank shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy.  The Bank shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

10.              Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Bank against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Bank shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11.              Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  In the event the Bank or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary or manager of the Bank or any of its subsidiaries containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.  As promptly as practicable following the execution by the Bank or the relevant subsidiary of each indemnity agreement with any such other director, officer or manager (i) the Bank shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Bank shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

12.              Subrogation.  Subject to Section 13, in the event of payment by the Bank under this Agreement, the Bank shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Bank effectively to bring suit to enforce such rights.  The Bank shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

13.              Jointly Indemnifiable Claims.  Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Indemnitee-Related Entities and the Bank and the service of the Indemnitee as a director and/or officer of the Bank at the request of the Indemnitee-Related Entities, the Bank acknowledges and agrees that the Bank shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification and advancement of Indemnifiable Expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities.  Under no circumstance shall the Bank be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Bank hereunder.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Bank under the terms of this Agreement, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 13, entitled to enforce this Section 13 against the Bank as though each such Indemnitee-Related Entity were a party to this Agreement.

14.              No Duplication of Payments.  Subject to Section 13 hereof, the Bank shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Bank’s Charter and Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.              Defense of Claims.  The Bank shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided  that if the Indemnitee reasonably believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Bank to represent the Indemnitee would present such counsel with an actual or potential conflict of interest or such a conflict is likely to arise, (ii) the named parties in any such Claim (including any impleaded parties) include both (A) the Bank or any subsidiary of the Bank and (B) the Indemnitee, and the Indemnitee concludes that there may be one or more legal defenses or counterclaims available to him that are different from or in addition to those available to the Bank or any subsidiary of the Bank or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing or the Bank has failed to timely assume such defense, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Bank’s expense.  The Bank shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by the Bank.  The Bank shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Bank’s prior written consent.  The Bank shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim and does not impose any expense, judgment, fine, penalty or limitation on the Indemnitee.  Neither the Bank nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement; provided  that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.  To the fullest extent permitted by Tennessee law, the Bank’s assumption of the defense of a Claim pursuant to this Section 15 will constitute an irrevocable acknowledgement by the Bank that any Indemnifiable Expenses incurred by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Bank under Section 2 of this Agreement.

16.              Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Bank), assigns, spouses, heirs, executors and personal and legal representatives.  The Bank shall require and cause any successor(s) (whether directly or indirectly, whether in one or a series of transactions, and whether by purchase, merger, consolidation, or otherwise) to all or a significant portion of the business and/or assets of the Bank and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Bank from its obligations hereunder and any obligations shall thereafter be joint and several.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Bank and/or on behalf of or at the request of the Bank as a director, officer, manager, member, partner, fiduciary, trustee or in a similar capacity of another Person.  Except as provided in this Section 16, neither party shall, without the prior written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder.

17.              Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Bank shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Claim, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Bank or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet any required standard of conduct set forth in this Agreement, or (ii) any limitation on indemnification set forth in Section 2(c) hereof.

18.              Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

19.              Enforcement, Specific Performance, Etc.  The Bank shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Bank agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Bank to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Bank of its obligations under this Agreement.

20.              Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)                If to the Bank, to:

Green Bankshares, Inc.

100 North Main Street

Greeneville, Tennessee 37743

Attn: Stephen M. Rownd

Telephone: (423) 278-3323

Fax: (866) 550-2336

with copies to (which copies alone shall not constitute notice):

North American Financial Holdings, Inc.
4725 Piedmont Row Drive
Charlotte, North Carolina 28210
Attn: Christopher G. Marshall
Telephone:  704-554-5901
Fax: 704-964-2442

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: David E. Shapiro
Telephone:  (212) 403-1000
Fax:  (212) 403-2000

(b)               If to the Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

21.              Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.              Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.              Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GREENBANK

By:  __________________________
Name:
Title:

INDEMNITEE:

[●]

Annex A

Name and Business Address.

Attn:
Tel:
Fax: